FOR IMMEDIATE RELEASE

SENIOR DEFENSE INDUSTRY M&A AND CORPORATE ADVISOR, BILL VANDEWEGHE, JOINS LRAD CORPORATION'S BOARD

SAN DIEGO, CA, August 21, 2012 - LRAD Corporation (NASDAQ: LRAD), the world's leading provider of long range acoustic hailing devices (AHDs), announced today that Bill VanDeWeghe has joined the Company's Board of Directors. Mr. VanDeWeghe is a managing director at RA Capital Advisors, where he heads the firm's defense industry team developing strategies for clients and executing all facets of M&A transactions and financings.  Mr. VanDeWeghe focuses on companies providing hardware, software and services for defense, homeland security and intelligence agency support.

Mr. VanDeWeghe is also a senior strategic advisor and independent consultant for McKenna Long & Aldridge LLP's (MLA) San Diego office. Working with MLA's multi-disciplinary team of attorneys across the country, Mr. VanDeWeghe advises and assists companies with corporate matters, business disputes, government contracting and political issues.

Prior to joining RA Capital Advisors in 2006, Mr. VanDeWeghe was a litigator for 15 years and a shareholder with a law firm where he worked with a broad variety of companies and professionals throughout Southern California assisting with numerous issues affecting their businesses.  Mr. VanDeWeghe served as an artillery officer on active duty in the U.S. Army from 1983 - 1987, followed by a position commanding a firing battery in the Virginia National Guard. He was the Republican Party nominee for U.S. Congress, 53rd Congressional District, in 2002.

"We're pleased to have Bill join the Board as an independent director," remarked Tom Brown, president and CEO of LRAD Corporation. "With his strong, diverse business and legal background, Bill brings a new perspective that strengthens the Board and is a great fit for the Company. We look forward to working with him on corporate objectives to further grow our business and increase long term shareholder value."

"I've followed the development of LRAD and their efforts to establish and grow AHD markets for several years," commented Mr. VanDeWeghe. "LRAD's unique long range directed communication systems and support equipment provide U.S. and international militaries and homeland security agencies with a powerful voice to help defuse uncertain situations and potentially save lives. I welcome this opportunity to add my experience to the Board and work with management to help LRAD realize its full potential."

Mr. VanDeWeghe will join the Board's Compensation Committee replacing Admiral Ray Smith. Admiral Smith will continue to serve on the Board's Audit Committee.

Mr. VanDeWeghe earned his bachelor's degree at Princeton University and his law degree at the Marshall-Wythe School of Law at the College of William and Mary.  He is a FINRA-registered securities representative.

About LRAD Corporation

LRAD Corporation is using long range communication to resolve uncertain situations peacefully and save lives on both sides of its proprietary Long Range Acoustic Device®. LRAD® systems are in service around the world in diverse applications including fixed and mobile military deployments, maritime security, critical infrastructure and perimeter security, commercial security, border and port security, law enforcement and emergency responder communications, asset protection and wildlife preservation and control. For more information about the Company and its LRAD systems, please visit www.lradx.com.

Forward-looking Statements: Except for historical information contained herein, the matters discussed are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. You should not place undue reliance on these statements. We base these statements on particular assumptions that we have made in light of our industry experience, the stage of product and market development as well as our perception of historical trends, current market conditions, current economic data, expected future developments and other factors that we believe are appropriate under the circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those suggested in the forward-looking statements. These risks and uncertainties are identified and discussed in our filings with the Securities and Exchange Commission. These forward-looking statements are based on information and management's expectations as of the date hereof. Future results may differ materially from our current expectations. For more information regarding other potential risks and uncertainties, see the "Risk Factors" section of the Company's Form 10-K for the fiscal year ended September 30, 2011. LRAD Corporation disclaims any intent or obligation to update those forward-looking statements, except as otherwise specifically stated.

COMPANY CONTACT:

Robert Putnam

+1 858.676.0519

robert@lradx.com